Exhibit 99.1

FOR IMMEDIATE RELEASE

CHAMPPS ENTERTAINMENT SAYS LETTER OF INTENT

TO SELL TO KINDERHOOK EXPIRES;

COMPANY CONTINUES TO EXPLORE OTHER TRANSACTIONS

Littleton, CO, March 1, 2007 — Champps Entertainment, Inc. (NASDAQ:CMPP) today announced that the letter of intent it entered into last month with Kinderhook Industries, LLC to sell substantially all of its assets to an investment entity to be sponsored by Kinderhook had expired pursuant to its terms.

The Company said that a special committee of its board of directors is continuing to pursue a sale of the Company and that it has received indications of interest from a number of potential purchasers. The Company said that there can be no assurance that any transaction will be agreed upon or consummated. The special committee’s process is continuing and the Company said it would have no further comment until the completion or termination of this process.

About Champps Entertainment, Inc.

Champps Entertainment, Inc. owns and operates 49 and franchises/licenses 12 Champps restaurants in 21 states. Champps, which competes in the upscale casual dining segment, offers an extensive menu consisting of freshly prepared food, coupled with exceptional service. Champps creates an exciting environment through the use of videos, music, sports and promotions.

Safe Harbor Statement

Certain statements made in this press release are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements include statements regarding our efforts to pursue a sale of the Company and whether any transaction will be agreed upon or consummated. Information on significant potential risks and uncertainties that may also affect future results include, but are not limited to, those mentioned by the Company from time to time in its filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

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Contact:

David M. Jacquin

North Point Advisors LLC

(415) 358-3500